As filed with the Securities and Exchange Commission on February 27, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FIRST MIDWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3161078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Pierce Place Suite 1500 Itasca, Illinois 60143 (630) 875-7450	Cynthia A. Lance Executive Vice President and Corporate Secretary First Midwest Bancorp, Inc. One Pierce Place, Suite 1500, Itasca, Illinois 60143 (630) 875-7450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mark Menting

Glen T. Schleyer

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

Approximate date of commencement of proposed sale to public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(1)
Preferred Stock
Warrants
Debt Securities
Depositary Shares (2)
Stock Purchase Contracts
Stock Purchase Units
Units (3)
Rights (4)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee subject to the conditions set forth in such rules.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.
(4)	Each share of common stock includes one preferred share purchase right as described under “Description of Capital Stock—Common Stock.”

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

First Midwest Bancorp, Inc. from time to time may offer and sell, in one or more offerings, any combination of the securities listed above. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of First Midwest Bancorp, Inc. or debt or equity securities of one or more other entities. The preferred stock may be represented by depositary shares. The units may consist of any combination of the above securities or debt or equity securities of other entities. First Midwest Bancorp, Inc. may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. In addition, selling security holders to be named in a prospectus supplement may offer and sell First Midwest Bancorp, Inc. securities from time to time in such amounts and with such discounts and commissions as set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, First Midwest Bancorp, Inc. will not receive any proceeds from the sale of securities by any selling security holders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by one or more prospectus supplements describing the method and terms of the applicable offering. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

First Midwest Bancorp, Inc. may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement. First Midwest Bancorp, Inc. may also sell securities directly to investors. If appropriate, discussion of certain risks that you should consider in connection with an investment in the securities will be included or incorporated by reference in a prospectus supplement.

The common stock of First Midwest Bancorp, Inc. trades on the Nasdaq Global Select Market under the trading symbol “FMBI”. Any common stock that is sold pursuant to any prospectus supplement will be listed for quotation on the Nasdaq Global Select Market upon official notice of issuance. Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

These securities involve investment risks, including possible loss of principal. Please read carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Neither the U.S. Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 27, 2009.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference as described under “Where You Can Find More Information”. First Midwest Bancorp, Inc. has not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our periodic reports referred to in “Documents Incorporated by Reference” below and, if included in a prospectus supplement, under the caption “Risk Factors” in the applicable prospectus supplement.

ABOUT THIS PROSPECTUS

All references in this prospectus to “First Midwest,” “Company,” “we,” “our,” and “us” refer to First Midwest Bancorp, Inc. and its consolidated subsidiaries unless the context otherwise requires.

This prospectus is part of a registration statement that First Midwest filed with the United States Securities and Exchange Commission or “SEC”, using a “shelf” registration process. Under this shelf registration process, First Midwest and certain holders of its securities may sell the securities described in this prospectus in one or more offerings. Each time securities are sold under this shelf registration, First Midwest will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also modify or supersede the information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement with the additional information referred to below under “Where You Can Find More Information.”

First Midwest has filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of First Midwest Bancorp, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

WHERE YOU CAN FIND MORE INFORMATION

First Midwest Bancorp, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by First Midwest at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. First Midwest’s filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. You can also find information about First Midwest by visiting First Midwest’s web site at www.firstmidwest.com. Information contained in these web sites does not constitute part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow First Midwest to “incorporate by reference” information into this prospectus. This means that First Midwest can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus. Any reports filed by First Midwest with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus or the applicable prospectus supplement.

First Midwest Bancorp, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). The SEC file number for these documents is 0-10967.

•	Annual Report on Form 10-K, filed by First Midwest Bancorp, Inc. on February 27, 2009, for the fiscal year ended December 31, 2008.

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The description of the common stock of First Midwest Bancorp, Inc. set forth in the Registration Statement on Form 8-A dated March 7, 1983, and any amendment or report filed for the purpose of updating this description.

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The description of the preferred share purchase rights of First Midwest Bancorp, Inc. set forth in Amendment No. 1 to the Registration Statement on Form 8-A dated November 21, 1995, Amendment No. 2 to the Registration Statement on Form 8-A dated June 30, 1997, Amendment No. 3 to the Registration Statement on Form 8-A dated November 17, 2005 and Amendment No. 4 to the Registration Statement on Form 8-A dated December 9, 2008, and any amendment or report filed for the purpose of updating this description.

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All documents filed by First Midwest Bancorp, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies or supersedes this statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus.

First Midwest will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, One Pierce Place, Suite 1500, Itasca, Illinois 60143, telephone (630) 875-7450.

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein may contain, and from time to time our management may make, certain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Although we believe the expectations reflected in any forward-looking statements are reasonable, it is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in such statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and the negative of these terms and other comparable terminology within the meaning of the Private Securities Litigation Reform Act of 1995. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the relevant report, as applicable.

Forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions and may include projections relating to our future financial performance including our growth strategies and anticipated trends in our business. For a detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2008, including the sections entitled “Risk Factors” in Part I Item 1A of that report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II Item 7, as well as our subsequent periodic and current reports filed with the SEC. These risks and uncertainties are not exhaustive however. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or the relevant report to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

FIRST MIDWEST BANCORP, INC.

First Midwest Bancorp, Inc. is a bank holding company headquartered in the Chicago suburb of Itasca, Illinois with operations throughout the greater Chicago metropolitan area as well as central and western Illinois and northwest Indiana. Our principal subsidiary is First Midwest Bank (the “Bank”), which provides a broad range of commercial and retail banking services to consumer, commercial and industrial, and public or governmental customers. We are committed to meeting the financial needs of the people and businesses in the communities where we live and work by providing customized banking solutions, quality products, and innovative services that truly fulfill those financial needs.

We have responsibility for the overall conduct, direction, and performance of the Bank. We provide various services, establish group-wide policies and procedures, and provide other resources as needed, including capital. At December 31, 2008, the Bank had $8.5 billion in total assets, $5.8 billion in total deposits, and 98 banking offices primarily in suburban metropolitan Chicago. We employed 1,809 full-time equivalent employees at December 31, 2008. The Bank offers a broad range of lending, depository, and related financial services, including accepting deposits; commercial and industrial, consumer, and real estate lending; collections; trust and investment management services; cash management services; safe deposit box operations; and other banking services tailored for consumer, commercial and industrial, and public or governmental customers. The Bank also provides an electronic banking center on the Internet which enables Bank customers to perform banking transactions and provides information about Bank products and services to the general public.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, capital expenditures and the repayment of indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated. First Midwest did not have any preferred securities outstanding prior to December 5, 2008.

	For the Years Ended December 31,
	2008	2007	2006	2005	2004
Earnings to Fixed Charges: (1)
Excluding interest on Deposits	1.68	2.31	2.97	4.02	5.44
Including interest on Deposits	1.22	1.40	1.68	2.03	2.51
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1)
Excluding interest on Deposits	1.66	2.31	2.97	4.02	5.44
Including interest on Deposits	1.22	1.40	1.68	2.03	2.51

(1)	For the purpose of computing these ratios, “earnings” represent net income plus fixed charges and the provision for income taxes, and “fixed charges” consist of interest on outstanding debt plus one-third (the proportion deemed representative of the interest factor) of operating lease expense. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on First Midwest’s outstanding preferred stock.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities, depositary shares, stock purchase contracts, stock purchase units and units that First Midwest may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to First Midwest’s Restated Certificate of Incorporation and Restated By-laws (“By-Laws”), the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We may issue common stock from time to time. We have 100,000,000 shares of common stock, $0.01 par value per share, authorized for issuance under our Restated Certificate of Incorporation. As of February 1, 2009, there were approximately 48,711,000 shares of our common stock issued and outstanding. The following description briefly summarizes our common stock. The following summary description and any summary description of the common stock in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to our Restated Certificate of Incorporation and By-Laws and the Delaware General Corporation Law. Our Restated Certificate of Incorporation and By-Laws are on file with the SEC and are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

Terms: The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the board of directors with respect to any series of preferred stock, the holders of common stock possess all voting power. Our Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Dividends. Subject to the rights of any series of preferred stock authorized by the board of directors as provided by our Restated Certificate of Incorporation, the holders of our common stock are entitled to dividends as and when declared by the board out of funds legally available for the payment of dividends. In addition, prior to the earlier of December 6, 2011 and the date on which the Series B Preferred Stock (see description below) has been redeemed in full or transferred by the United States Department of the Treasury, we must obtain the consent of the Treasury to declare or pay dividends on our common stock in an amount greater than $0.31 per share.

Liquidation. In the event of our liquidation or dissolution, subject to the rights of any outstanding series of preferred stock, the holders of our common stock are entitled to share in all assets remaining for distribution to common shareholders according to their interests.

Preemptive Rights: The holders of our common stock have no preemptive rights and no right to convert their stock into any other securities.

Redemption and Sinking Fund: There are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

Listing and Transfer Agent: The Bank of New York Mellon serves as the registrar and transfer agent for our common stock. Our common stock trades on the Nasdaq Global Select Market under the trading symbol “FMBI.”

Purchase Rights: Each outstanding share of common stock has associated with it one preferred share purchase right which we refer to as a “Right”. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of First Midwest Participating Preferred Stock at an exercise price of $150, subject to adjustment. The terms of the Rights were originally set forth in a Rights Agreement, dated February 15, 1989, between us and The First National Bank of Chicago, as rights agent. The terms of the Rights are currently set forth in an Amended and Restated Rights Agreement, dated November 15, 1995, between us and First Midwest Bank (formerly First Midwest Trust Company) as Rights Agent, as amended by the First Amendment to Amended and Restated Rights Agreement, dated June 18, 1997 between us and First Midwest Bank, the Second Amendment to Amended and Restated Rights Agreement, dated November 14, 2005 between us and First

Midwest Bank and the Third Amendment to Amended and Restated Rights Agreement, dated December 3, 2008 between us and First Midwest Bank. The following summary of certain terms of the Rights is qualified in its entirety by reference to the current Rights Agreement, as amended, which is on file with the SEC.

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The Rights will become exercisable only if a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, 10% or more of the outstanding shares of our common stock.

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If a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, the threshold percentage, each Right will entitle the registered holder, other than such person or group, to buy, at the then current exercise price of the Right, shares of common stock having a market value equal to twice the exercise price of the Right.

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If we are acquired in a merger or other business combination, each Right will entitle the registered holder, other than such person or group, to purchase, at the then current exercise price of the Right, securities of the surviving company having a market value equal to twice the exercise price of the Right. The Rights will expire on November 15, 2015, and we may redeem or exchange them at any time before they become exercisable.

•	Until the Rights become exercisable, they are evidenced by the common stock certificates and are transferred only with such certificates.

Preferred Stock

We have 1,000,000 shares of preferred stock, no par value, authorized for issuance under our Restated Certificate of Incorporation. Of such number of shares of preferred stock, our board of directors has designated 193,000 shares as “Fixed Rate Cumulative Perpetual Preferred Stock, Series B,” referred to in this prospectus as the Series B Preferred Stock, all of which shares of Series B Preferred Stock were issued to the United States Department of the Treasury in a transaction exempt from the registration requirements of the Securities Act of 1933. Our board of directors also has authorized and reserved 60,000 shares of Participating Preferred Stock, without par value, for issuance upon the exercise of the preferred share purchase rights described under “Description of Common Stock—Purchase Rights” above.

We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors. Subject to limitations prescribed by law, our board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features and any other special or relative rights that may be desired for any such series. The creation and issuance of any other series of preferred stock and the relative rights and preferences of any such series will be determined in the judgment of the board of directors.

For any series of preferred stock that we may issue, our board of directors will determine, and for any such series that may be offered pursuant to this prospectus, the prospectus supplement relating to such series will describe:

•	The number of shares constituting the series and the distinctive designation of the series;

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The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

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Whether or not the shares of the series are redeemable and, if redeemable, including whether such shares shall be redeemable for cash, property or rights or any combination thereof and the times during which such shares shall be redeemable and the amount per share payable in case of redemption, which amount may, but need not, vary according to the time and circumstances of such action;

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The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of our affairs, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•	Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by us of the shares of the series;

•	The right, if any, to exchange or convert shares of the series into shares of any other series or class of our stock and the rate or basis, time, manner and condition of exchange or conversion;

•	The voting rights, if any, to which the holders of the shares of the series shall be entitled; and

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Any other term, condition or provision (not involving any further participation in our assets or profits other than as permitted and provided for pursuant to the above items) with respect to the series as the Board of Directors may deem advisable and as shall not be inconsistent with the relevant provisions of our Restated Certificate of Incorporation.

DESCRIPTION OF CERTAIN PROVISIONS OF OUR

RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

Our Restated Certificate of Incorporation and By-Laws contain provisions which may have the effect of delaying or preventing a change in control of First Midwest. Our Restated Certificate of Incorporation and By-Laws provide:

•	for division of our board of directors into three classes, with one class elected each year to serve a three-year term;

•	that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 67% of the voting power of the then outstanding shares of capital stock entitled to vote;

•	that a vacancy on the board of directors shall be filled by a majority vote of the remaining directors; and

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that the By-Laws may be amended only upon the affirmative vote of a majority of all of the directors or upon the affirmative vote of the holders of at least 67% of the voting power of the then outstanding shares of capital stock entitled to vote.

Our Restated Certificate of Incorporation requires timely advance notification as provided in the Restated Certificate of Incorporation for a stockholder to bring business before a stockholders’ meeting or to nominate a person for election as a director. Our Restated Certificate of Incorporation and By-Laws provide that special meetings of stockholders may be called only by our board of directors, Chairman of the Board or the President; provided, however, that, notwithstanding the foregoing, a special meeting of stockholders may be called by the holders of at least 51% of the voting power of the outstanding capital stock for the purpose of removing a director or directors for cause. The ability for stockholders to take action by written consent is prohibited by our Restated Certificate of Incorporation.

The affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote is required to alter, amend or repeal most provisions of our Restated Certificate of Incorporation; provided, however, if any proposal to alter, amend or repeal any such provision is approved by 80% of the board of directors, then in such case only the affirmative vote as is required by law or as may otherwise be required by the Restated Certificate of Incorporation of the outstanding shares of capital stock entitled to vote is required to alter, amend or repeal such provision.

Our Restated Certificate of Incorporation also contains an “affiliated transaction provision.” The affiliated transaction provision provides that, notwithstanding any vote required by law or if no vote is required by law, a supermajority of at least 80% of all the votes that the holders of capital stock are entitled to cast shall be required for the approval of such transactions. Such supermajority approval would be required for:

•	a merger or consolidation involving any “Interested Stockholder” (as defined below);

•	a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to or with an Interested Stockholder having an aggregate fair market value of $5 million or more; and

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certain transactions including certain sales of securities to any Interested Stockholder, a plan of liquidation proposed by an Interested Stockholder or a reclassification of securities, recapitalization or other transaction which has the effect of increasing the proportionate holding of an Interested Stockholder.

For the purpose of the affiliated transaction provision, an “Interested Stockholder” includes any person or entity who directly or indirectly owns or controls 5% or more of our voting power. The supermajority approval requirement does not apply to any transaction that is either approved by a majority of disinterested directors or if certain pricing and procedural requirements are met.

Pursuant to an offer to tender or exchange any of our capital stock or enter into any agreement to merge or consolidate First Midwest or any of our subsidiaries with another person, in connection with the exercise of our judgment in determining our best interests and the best interests of our stockholders, our Restated Certificate of Incorporation requires our board of directors to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, the following factors and any other factors which it deems relevant:

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the social and economic effects of the transaction on us and our subsidiaries, including our the employees, depositors, loan and other customers and creditors and those of our subsidiaries and the communities in which we and they operate or are located;

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the business and financial condition and the earning prospects of any prospective acquiring person and the possible effect of such conditions on us and our subsidiaries and the communities in which we and they operate or are located; and

•	the competence, experience, and integrity of any prospective acquiring person and its management.

Our Restated Certificate of Incorporation provides the board of directors with as much flexibility as possible in using such shares for corporate purposes. However, these additional shares may also be used by the board of directors to deter future attempts to gain control of First Midwest. The board of directors has sole authority to determine the terms of any series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power to issue a series of preferred stock to persons friendly to management. Such an issuance could be used by the board of directors in an attempt to block a post-tender offer merger or other transaction by which a third party seeks a change in control of us.

The foregoing provisions of our Restated Certificate of Incorporation and By-Laws are intended to prevent inequitable stockholder treatment in a two-tier takeover. These provisions are also intended to reduce the possibility that a third party could effect a sudden or surprise change in majority control of the board of directors without the support of the incumbent board of directors, even if such a change were desired by or would be beneficial to a majority of our stockholders. As a result, such provisions may have the effect of discouraging certain unsolicited offers for our capital stock.

Section 203 of the Delaware General Corporation Law: We are also subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, and subject to certain exclusions, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder. These provisions of Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred or common stock or other securities from time to time. Warrants may be issued independently or together with debt securities or preferred or common stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants.

The following summary of certain general terms of warrants and warrant agreements and any summary description of the warrants and warrant agreement in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable warrant and warrant agreement. The forms of the warrants and the warrant agreements relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of shares of preferred or common stock purchasable upon the exercise of warrants to purchase preferred or common stock and the price at which such number of shares of stock may be purchased upon such exercise;

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the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

The exercise price for warrants may be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred or common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred or common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred or common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. The debt securities will constitute either senior or subordinated debt of First Midwest Bancorp, Inc. Senior debt securities will be issued under a senior debt indenture between us and U.S. Bank National Association, as trustee (unless otherwise specified in the applicable prospectus supplement). Likewise, subordinated debt securities will be issued under a subordinated debt indenture between us and U.S. Bank National Association, as trustee (unless otherwise specified in the applicable prospectus supplement). The applicable senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the indentures.

The following summary description of certain provisions of the debt securities and the indentures and any summary description of the debt securities and indentures in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such debt securities and the applicable indenture. A form of senior debt indenture and form of the subordinated debt indenture are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

Provisions Applicable to Both Senior and Subordinated Debt Securities

The debt securities may be issued by us from time to time in one or more series. The debt securities will represent our unsecured senior or subordinated obligations and may be issued from time to time in one or more series. The indentures do not limit the amount of debt securities, debentures, notes or other types of indebtedness that we or any of our subsidiaries may issue nor do they restrict transactions between us and our affiliates or the payment of dividends or other distributions by us to our stockholders. In addition, other than as may be set forth herein or in any prospectus supplement, the indentures and the debt securities will not contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control or a highly leveraged transaction involving us.

A prospectus supplement relating to any series of debt securities offered by us will include specific terms relating to the specific series of debt securities offered thereby. These terms will include some or all of the following:

•	the title and classification of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices;

•	the denominations in which we will issue the debt securities;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities, if other than U.S. dollars;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	if we have elected not to apply the defeasance section of the indenture to the debt securities;

•	the security registrar and the paying agent for the debt securities;

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whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	any covenants of us with respect to a series of debt securities; and

•	any other terms of the debt securities, which terms need not be consistent with the indentures.

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in registered form without coupons.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

We may structure one or more series of subordinated debt securities so that they qualify as capital under federal regulations applicable to bank holding companies. We may adopt this structure whether or not those regulations may be applicable to us at the time of issuance.

The debt securities will represent our general unsecured obligations. We are a non-operating holding company and almost all of the operating assets of us and our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations. We are a legal entity separate and distinct from our banking and non-banking affiliates. The principal sources of our income are dividends and interest from our banking subsidiary, First Midwest Bank, an Illinois bank. First Midwest Bank is subject to restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to us by First Midwest Bank is subject to ongoing review by banking regulators. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including deposits, of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities. The indenture does not limit the incurrence or issuance of our secured or unsecured debt including Senior Indebtedness.

Absence of Restrictive Covenants and Event Risk Provisions With Respect To Debt Securities: Unless and to the extent otherwise specified in this prospectus or a prospectus supplement, the indentures do not:

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restrict us from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on our property, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock or from disposing of capital stock of subsidiaries;

•	require the maintenance of any financial ratios or specified levels of net worth or liquidity; or

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contain any provisions which would require that we repurchase or redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us which may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger and Sale of Assets: We may consolidate with, merge into, or convey, transfer or lease our assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia without the consent of the holders of any of the outstanding debt securities. However, certain conditions must be met, including that any successor person must assume our obligations under the debt securities and under the indentures and that no default shall have occurred and be continuing.

Each indenture provides that, upon any consolidation or merger or transfer or lease of our properties and assets substantially as an entirety in accordance with the preceding paragraph, the successor entity formed by such consolidation or into which we are merged or to which such transfer or lease is made shall be substituted for us with the same effect as if such successor entity had been named as us. Thereafter, we shall be relieved of the performance and observance of all obligations and covenants of such indenture and the senior debt securities or subordinated debt securities, as the case may be, including but not limited to the obligation to make payment of the principal of (and premium, if any) and interest, if any, on all the debt securities then outstanding, and we may thereupon or any time thereafter be liquidated and dissolved.

Events of Default: If an event of default under either indenture shall have occurred and is continuing with respect to debt securities of any series, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series, by notice in writing given to us (and to the trustee if given by the holders), may declare the principal amount (or, if the outstanding securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration.

The indentures provide that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it. However, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, or the payment of any sinking fund installment with respect to the debt securities of such series, the trustee shall be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of such series of debt securities.

We will be required to file with the trustee annually a written statement as to the fulfillment of our obligations under the indentures. The indentures provide that, subject to the duty of the trustee during certain defaults to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless those holders offer the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to applicable law and certain provisions of the indentures, including the indemnity requirement, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Modification and Waiver: We may enter into modifications and amendments with the trustee under either indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by that modification or amendment. However, no modification or amendment may, without the consent of the holder of each outstanding security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of any debt security or the rate of interest thereon or any premium payable upon the redemption thereof;

•	reduce the amount of the principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

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reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reduce the requirements contained in the indenture for quorum or voting;

•	change any obligation of us to maintain an office or agency in the places and for the purposes required by the indenture;

•	solely with respect to the subordinated debt indenture, modify the terms relating to subordination in a manner adverse to the holders of subordinated debt securities issued under such indenture;

•	adversely affect the right of repayment, if any, of the debt securities at the option of the holders thereof; or

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modify provisions in the indenture relating to the percentage of holders required to consent in order to modify or amend the indenture, except to increase such required percentage or to provide that certain other provisions cannot be modified or waived without the consent of each holder.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:

•	in the payment of principal of (or premium, if any) or any interest on any debt security of that series; and

•	in respect of a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of the holder of each outstanding security of the series affected.

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

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the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof; and

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the principal amount of a debt security denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined as of the date of original issuance of that debt security by us in good faith, of the principal amount of the debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined as of the date of original issuance of the debt security, of the amount determined as provided in the preceding bullet point); and

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except as specified in the applicable indenture, debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or affiliates of such other obligor shall be disregarded and deemed not to be outstanding.

Each indenture provides that we and the trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purpose of, among other things, adding to our covenants, adding any additional events of default, curing ambiguities or inconsistencies in such indenture or making certain other provisions provided such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect.

Defeasance: Each indenture provides, unless we elect otherwise pursuant to Section 301 of the applicable indenture with respect to the debt securities of any series thereunder, that we may elect to defease and be discharged from any and all obligations with respect to those debt securities. To effect that defeasance, the indentures require that we deposit with the trustee, in trust for that purpose, money sufficient to pay the principal of and any premium and interest on those debt securities, and any mandatory sinking fund or analogous payments, on the applicable scheduled due dates and any amounts that may be payable at the option of a holder on the applicable due date. We may also deposit with the trustee U.S. government obligations that provide for payments sufficient to make the defeasance payments described above. We may defease the debt securities only if, among other things, we deliver to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. The opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the applicable indenture. The prospectus supplement may further describe the provisions, if any, permitting defeasance with respect to the debt securities of a particular series.

Concerning the Trustee: The trustee under either indenture may from time to time make loans to us and our subsidiaries and perform other services for us and our subsidiaries in the normal course of its business. Either trustee may be deemed to have a conflicting interest and may be required to resign as trustee if at the time of certain defaults under the applicable indenture the trustee is a creditor of ours.

Governing Law: The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

Provisions Applicable Solely to Senior Debt Securities

We may issue senior debt securities under the senior debt indenture. As to the right of payment of principal (and any premium) and interest, each series of senior debt securities will rank equally with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued. Except as may be described in this prospectus or a prospectus supplement, the indentures do not contain any covenants specifically designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the senior debt securities.

Events of Default: The senior indenture defines an event of default with respect to any series of debt securities. Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the senior indenture for a series of debt securities:

•	default in the payment of any interest on any senior debt security of that series when due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any senior debt security of that series at maturity, upon redemption or otherwise;

•	default in the deposit of any sinking fund payment, when and as due by the terms of senior debt securities of that series;

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default in the performance, or breach, of any of our covenants or warranties in the senior debt indenture in respect of that series (other than any covenant or warranty otherwise specifically dealt with above), and continuance of that default or breach for a period of 60 days after the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series have given written notice to us of such default or breach;

•	certain events of bankruptcy, insolvency or reorganization involving us; or

•	any other event of default we may provide for that series.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable. In order to declare the principal amount of that series of debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination: The payment of principal, premium, if any, and interest in respect of the subordinated debt securities is expressly subordinated, to the extent set forth in the subordinated debt indenture, to all Senior Indebtedness which may at any time and from time to time be outstanding.

As used in the subordinated debt indenture, “Senior Indebtedness” means all Debt of First Midwest Bancorp, Inc., except Subordinated Indebtedness and Junior Subordinated Indebtedness. “Debt” of any person means the principal of and premium, if any, and interest on the following:

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all indebtedness of that person (including indebtedness of others guaranteed by that person), whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (A) for money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

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obligations of, or any obligations guaranteed by, that person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which that person is a party;

•	obligations of that person under letters of credit;

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any indebtedness of that person under, or other obligations of that person to make payment pursuant to, the terms of commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

•	amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation.

“Subordinated Indebtedness” is defined in the subordinated debt indenture as all Debt of First Midwest Bancorp, Inc., other than Junior Subordinated Indebtedness, which is subordinate and junior in right with respect to general assets of the Company to Senior Indebtedness, and includes the subordinated debt securities and any Debt on a parity with any of the subordinated debt securities offered hereby. “Junior Subordinated Indebtedness” is defined in the subordinated debt indenture as all Debt of First Midwest Bancorp, Inc. which is subordinate and junior in right with respect to our general assets and to all of our other Debt (including, without limitation, Senior Indebtedness and Subordinated Indebtedness) and includes our 6.95% junior subordinated debentures due in 2033 and 5.85% subordinated debt due in 2016. The subordinated debt indenture does not limit the amount of our Senior Indebtedness.

In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets (except pursuant to Section 801 of the subordinated debt indenture), dissolution, liquidation or any other marshalling of our assets and liabilities, no amount shall be paid by us in respect of the principal, premium, if any, or interest on the subordinated debt securities offered hereby unless and until all Senior Indebtedness shall have been paid in full together with all interest thereon and all other amounts payable in respect thereof.

The subordinated debt indenture also provides that, in the event of any default in the payment of any Senior Indebtedness and during the continuance of any such default, no amount shall be paid by us in respect of the principal, premium, if any, or interest on the subordinated debt securities.

The prospectus supplement respecting any series of subordinated debt securities will set forth any subordination provisions applicable to that series in addition to or different from those described above. By reason of such subordination, in the event of our insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the subordinated debt securities.

Events of Default: The subordinated debt indenture defines an event of default with respect to any series of subordinated debt securities thereunder only as certain events of bankruptcy, insolvency or reorganization involving us.

The subordinated debt indenture does not provide for any right of acceleration of the payment of principal of the subordinated debt securities of any series upon a default in the payment of principal of (or premium, if any) or interest, if any, on the subordinated debt securities of that series, or in the performance of any covenant or agreement in the subordinated debt indenture or in the terms of the subordinated debt securities of that series. In the event of any default in the payment of the principal of or premium, if any, interest (and, in the case of a default in the payment of interest, continuance of such default for 30 days), or any sinking fund deposit with respect to the subordinated debt securities of that series (including a default in payment at the stated maturity of the subordinated debt securities of that series), the subordinated debt indenture requires that we, upon demand of the trustee, pay to the trustee for the benefit of the holders of the subordinated debt securities of that series, the whole amount then due and payable on the subordinated debt securities of that series for principal (and premium, if any) and any sinking fund installment and interest, if any. The subordinated debt indenture provides that if we fail to pay that amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection thereof. Any additional events of default with respect to any series of subordinated debt securities, including any related right of acceleration, will be specified in the prospectus supplement relating to that series.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a deposit agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such deposit agreement and depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions: If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares: If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock: Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement: The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed, or

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there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary: We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock: Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous: The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary: The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

This summary of certain general terms of stock purchase contracts and stock purchase units and any summary description of stock purchase contracts or stock purchase units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable stock purchase contract or stock purchase unit. The forms of the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to any particular issue of stock purchase contracts or stock purchase units will be filed with the SEC each time we issue these securities, and you should read those documents for provisions that may be important to you. In addition, United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts may also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

BOOK-ENTRY ISSUANCE

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC’s participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC’s participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for

DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, warrant agent, depositary or unit agent as registered holders of the securities entitled to the benefits of our Restated Certificate of Incorporation or the applicable indenture, warrant agreement, depositary agreement, unit agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our Restated Certificate of Incorporation or the relevant indenture, deposit agreement, warrant agreement or unit agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•

we execute and deliver to the relevant registrar, transfer agent, trustee, warrant agent, depositary and/or unit agent an order complying with the requirements of the applicable indenture, trust agreement, warrant agreement, depositary agreement and/or unit agreement that the global security will be exchangeable for definitive securities in registered form; or

•

there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee, warrant agent, depositary and/or unit agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our Restated Certificate of Incorporation or the relevant indenture trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of First Midwest, any registrar and transfer agent, any warrant agent, depositary or unit agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. First Midwest does not have control over those systems or their participants and assumes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

SELLING SECURITY HOLDERS

The securities covered by this prospectus include securities that may be offered or sold by holders other than us. In such a case, we will provide you with a prospectus supplement naming the selling security holders, the amount of securities of the class owned by such holder before and after the offering, the amount of securities to be registered and sold and any other terms of the securities being sold by each selling security holder. A selling security holder may resell all, a portion or none of such holder’s securities at any time and from time to time in an offering covered by this prospectus and the accompanying prospectus supplement. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and certain holders of our securities may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us or any selling security holders to purchasers; or

•	through remarketing firms.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the Nasdaq or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of First Midwest, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any selling security holders, underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable “best efforts” basis for the period of its appointment.

If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

If a dealer is used in the sale of the offered securities, we or selling security holders will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement. The dealer may be deemed to be an underwriter under the Securities Act.

Offers to purchase the offered securities may be solicited directly by us or selling security holders, and the sale thereof may be made by us or selling security holders directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

We or selling security holders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements with us or selling security holders and its compensation will be described in the applicable prospectus supplement.

In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Selling security holders, agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or selling security holders in the ordinary course of business.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this Registration Statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee		$(1)
Trustee fees		(2)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Rating agency fees		(2)
Miscellaneous		(2)
TOTAL	$

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r).
(2)	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

First Midwest Bancorp, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believes to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Article Sixth of the Restated Certificate of Incorporation of First Midwest provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of First Midwest shall be liable to First Midwest or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to First Midwest or its stockholders.

Article 6 of the Amended and Restated By-laws of First Midwest provides that, to the extent permitted by Delaware General Corporation Law, First Midwest shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of First Midwest or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses

(including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First Midwest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of First Midwest, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to First Midwest unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of First Midwest has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification (unless ordered by a court) shall be made by First Midwest only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (4) by the stockholders.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Each of the directors and officers of First Midwest are covered by insurance policies maintained and held in effect by First Midwest against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

1.1	Form of Underwriting Agreement relating to Common Stock*

1.2	Form of Underwriting Agreement relating to Preferred Stock*

1.3	Form of Underwriting Agreement relating to Debt Securities*

3.1	Restated Certificate of Incorporation of First Midwest Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities Exchange Commission on February 27, 2009.

3.2	Restated By-laws of First Midwest Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities Exchange Commission on February 27, 2009.

4.1	Amended and Restated Rights Agreement and Form of Rights Certificate, dated November 15, 1995, incorporated by reference to Exhibits (1) to (2) of the Registrant’s Amendment No. 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 21, 1995.

4.2	First Amendment to Rights Agreement, dated June 18, 1997, incorporated by reference to Exhibit 4 of the Registrant’s Amendment No. 2 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 1997.

4.3	Second Amendment to Rights Agreement, dated November 14, 2005, incorporated by reference to Exhibit 4.1 of the Registrant’s Amendment No. 3 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 17, 2005.

4.4	Third Amendment to Rights Agreement, dated December 3, 2008, incorporated by reference to Exhibit 4.4 of the Registrant’s Amendment No. 4 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 9, 2008.

4.5	Form of Common Stock Certificate, incorporated by reference to Exhibit 1 of the Registrant’s Form 8-A Registration Statement, filed with the Securities and Exchange Commission on March 7, 1983.

4.6	Form of Senior Debt Indenture by and between the Registrant and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on March 1, 2006.

4.7	Form of Senior Debt Security*

4.8	Form of Subordinated Debt Indenture by and between the Registrant and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.8 of the Registrant’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on March 1, 2006.

4.10	Form of Subordinated Debt Security*

4.11	Form of Preferred Stock Certificate of Designation.*

4.12	Specimen Certificate for Shares of Preferred Stock.*

4.13	Form of Deposit Agreement*

4.14	Form of Depositary Receipt (included in 4.13)

4.15	Form of Warrant Agreement*

4.16	Form of Warrant (included in 4.15)

4.17	Form of Stock Purchase Contract*

4.18	Form of Unit Agreement*

5.1	Opinion of Sullivan & Cromwell LLP**

5.2	Opinion of Counsel **

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.1 of the Registrant’s Annual Report on Form 10-K filed with the Securities Exchange Commission on February 27, 2009.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

23.2	Consent of Counsel (included in Exhibit 5.2)

23.3	Consent of Ernest & Young LLP**

24.1	Powers of Attorney (included in signature pages)

25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee to Act as Trustee under the Senior Indenture.**

25.2	Statement of Eligibility and Qualification on Form T-1 of Trustee Act as Trustee under the Subordinated Indenture.**

*	To be filed by amendment or pursuant to a Current Report on Form 8-K
**	Filed herewith

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by First Midwest Bancorp, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of First Midwest Bancorp, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Itasca, Illinois, on February 27, 2009.

FIRST MIDWEST BANCORP, INC.

By:	/s/ MICHAEL L. SCUDDER
Name:	Michael L. Scudder
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person in so signing also makes, constitutes and appoints Michael L. Scudder, President and Chief Executive Officer of First Midwest Bancorp, Inc., and Paul F. Clemens, Executive Vice President and Chief Financial Officer of First Midwest Bancorp, Inc., and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, and including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ ROBERT P. O’MEARA Robert P. O’Meara	Chairman of the Board and Director	February 27, 2009

/s/ MICHAEL L. SCUDDER Michael L. Scudder	President and Chief Executive Officer, and Director	February 27, 2009

/s/ PAUL F. CLEMENS Paul F. Clemens	Executive Vice President, Chief Financial Officer, and Principal Accounting Officer	February 27, 2009

/s/ BARBARA A. BOIGEGRAIN Barbara A. Boigegrain	Director	February 27, 2009

/s/ VERNON A. BRUNNER Vernon A. Brunner	Director	February 27, 2009

/s/ BRUCE S. CHELBERG Bruce S. Chelberg	Director	February 27, 2009

/s/ JOHN F. CHLEBOWSKI, JR. John F. Chlebowski, Jr.	Director	February 27, 2009

/s/ JOSEPH W. ENGLAND Joseph W. England	Director	February 27, 2009

SIGNATURE	TITLE	DATE

/s/ BROTHER JAMES GAFFNEY Brother James Gaffney, FSC	Director	February 27, 2009

/s/ THOMAS M. GARVIN Thomas M. Garvin	Director	February 27, 2009

/s/ PATRICK J. MCDONNELL Patrick J. McDonnell	Director	February 27, 2009

/s/ JOHN E. ROONEY John E. Rooney	Director	February 27, 2009

/s/ ELLEN A. RUDNICK Ellen A. Rudnick	Director	February 27, 2009

/s/ THOMAS J. SCHWARTZ Thomas J. Schwartz	Director and Executive Vice President	February 27, 2009

/s/ JOHN L. STERLING John L. Sterling	Director	February 27, 2009

/s/ J. STEPHEN VANDERWOUDE J. Stephen Vanderwoude	Director	February 27, 2009